Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                                    Daniel S. Loeb
                                                     390 Park Avenue
                                                     New York, NY 10022


Date of Event Requiring Statement:  05/21/07
Issuer and Ticker Symbol:                            AEP Industries Inc. (AEPI)
Relationship to Issuer:                              (1)
Designated Filer:                                    Third Point LLC


TABLE I INFORMATION

Title of Security:                                   Common Stock
Transaction Date                                     05/21/07
Transaction Code                                     S
Amount of Securities and Price                       10,900 at $43.87 per share
Securities Acquired (A) or Disposed of (D)           D
Amount of Securities Beneficially Owned
     Following Reported Transactions                 641,100
Ownership Form:                                      I
Nature of Indirect Beneficial Ownership:             (1)


Signature                                            DANIEL S. LOEB


                                                     By: /s/ Justin Nadler
                                                         -----------------------
                                                         Name:  Justin Nadler
                                                         Title: Attorney-in-Fact